UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2006

Valera Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51768	13-4119931
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 Clarke Drive, Cranbury, New Jersey		08512
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(609) 235-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2006, Valera Pharmaceuticals, Inc. ("Valera") entered into an Investment and Shareholders’ Agreement (the "Shareholders' Agreement") with TVM Life Science Ventures VI L.P.("TVM LP"), TVM Life Science Ventures VI GmbH & Co. KG ("TVM KG"), Life Sciences Opportunities Fund (Institutional) II, L.P. ("LSOFI"), Life Sciences Opportunities Fund II, L.P. ("LSOF"), ARCADE SARL, and Jean-François Labbé (collectively the "Investors") as well as, upon its incorporation and accession hereto, Spepharm Holding B.V.("Spepharm")

Valera and the Investors intend to jointly create, incorporate and finance a Dutch company under the Spepharm name with its registered office in Amsterdam to serve as the parent company of a European specialty pharmaceutical group of companies focused on the supply of specialty urology and endocrinology products to the European market place. For this purpose and in order to regulate the legal relationship among themselves as future shareholders of Spepharm, Valera and the Investors entered into an agreement, which they expect Spepharm to accede once incorporated.

Under the terms of the Shareholders' Agreement, Valera will pay a nominal amount of approximately EUR 3,675 (approximately $4,700) to purchase 367,492 shares of Spepharm. This initial purchase will give Valera a 19.9% ownership interest in Spepharm. The Shareholders' Agreement provides a provision for two subsequent capital increases if additional funding is required by Spepharm. Upon the request and approval of the subsequent capital increase, Valera will have the option to purchase at a nominal value, 19.9% of the entire new shares being offered in the capital increase, thus giving Valera the option to keep its 19.9% ownership interest in Spepharm.

In accordance with the Shareholders' Agreement, David S. Tierney, M.D., Valera’s President and Chief Executive Officer and Mr. James Gale, Valera’s Chairman of the Board of Directors, will be appointed as members of Spepharm's initial supervisory board.

LSOFI and LOSF are funds managed by, and affiliates of, Sanders Morris Harris, Inc. ("SMH"), whose affiliates own approximately 36% of the outstanding common stock of Valera. Mr. Gale is a Managing Director of SMH and the investment manager of such funds that hold shares of Valera and has sole voting and dispositive power over such shares.

SMH and TVM Capital, the manager of TVM LP and TVM KG, have committed approximately EUR 20,000,000 to the Spepharm venture.

Upon the incorporation of Spepharm, Valera will enter into a License and Distribution Agreement (the "Distribution Agreement") with Spepharm. Under the terms of the Distribution Agreement, Valera will give Spepharm the exclusive licensing and distributing rights to its products under the trademark Vantas® and Supprelin ® (the "Products") in the European Union as well as Norway and Switzerland (the "Territory") for a period of ten (10) years, unless sooner terminated as provided in the Distribution Agreement.

Valera will supply Spepharm with the Products on an exclusive basis in the Territory prior to regulatory approval and following receipt of regulatory approval, for distribution and sale in the Territory for the use in each Indication, as that term is defined in the Distribution Agreement.

Under the terms of the Distribution Agreement, Valera will assign to Spepharm all marketing approval applications and any regulatory approval held by Valera with respect to the Products. Spepharm, at its own expense will be required to use commercially reasonable efforts to apply for and maintain regulatory approval for each Product in each country of the Territory for use in each Indication. In connection with obtaining regulatory approval for the Products, Valera will be required to supply Spepharm with all data and information in its possession or control as is necessary for that purpose. Valera will also grant Spepharm an exclusive license to use the trademarks owned by Valera, including all trademarks and trade names approved by Valera, in connection with the marketing, distribution and sale of each Product in the Territory for each Indication. Valera will give Spepharm the non-exclusive right, but not the obligation, to conduct Phase IV clinical trials relating to the use of the Products in each Indication in each country of the Territory, but only with Valera’s prior written consent.

Spepharm will grant Valera the right to use Spepharm’s trademarks on labeling of the Products. Valera will have the sole right and responsibility to manufacture, assemble, package and label the Products and will be required to supply the Products in quantities sufficient to meet Spepharm’s forecast. For a period of five years from the date of the Distribution Agreement, Spepharm will be prohibited from directly or indirectly developing, marketing, distributing or selling in any country in the Territory any Products, any products similar to or competitive with any Product, or any products that are used in any Indication.

Spepharm will pay Valera for Valera’s supply and Spepharm's distribution of the Products under the Distribution Agreement an aggregate amount equal to forty percent (40%) of Net Sales (the "Royalty Amount") as defined by the Distribution Agreement based on an established transfer price. In addition, within thirty (30) days following the end of each calendar quarter, Spepharm will pay to Valera an amount equal to the difference between (a) the aggregate Royalty Amount for such calendar quarter minus (b) the aggregate transfer prices paid by Spepharm during such calendar quarter.

In addition, according to the terms of the Distribution Agreement, Spepharm will be required to achieve certain Minimum Net Sales, as defined by the Distribution Agreement. If Spepharm fails to achieve the Minimum Net Sales in a given calendar year with respect to a Product, then Spepharm will pay to Valera an amount equal to (i) the difference between Minimum Net Sales for such Product for such calendar year minus the actual amount of Net Sales of the Product for such calendar year multiplied by (ii) forty percent (40%), less the amount of the aggregate transfer prices paid by Spepharm during such calendar year to the extent such transfer prices have not been taken into account for the purposes of determining the Royalty Payment.

Spepharm may notify Valera no later than forty-five (45) days after the completion of the calendar year that it will not pay the amounts required by the Minimum Sales Provision for the just completed calendar year, in which case, Spepharm shall be relieved from its obligation to pay the amount required. In such event, Valera will have the right either (i) to convert all of the exclusive rights granted to Spepharm in the Distribution Agreement with respect to such Product into non-exclusive rights effective as of the date of Spepharm's notice to Valera or such later date as Valera may specify or (ii) to terminate the Distribution Agreement with respect to such Product effective as of the date of Spepharm's notice to Valera or such later date as Valera may specify. If Spepharm does not send a notice permitted by the Distribution Agreement or does so after the period specified in the Distribution Agreement, Spepharm will not be relieved of its obligations under the Distribution Agreement and failure to pay such obligation will be considered a Material Breach, as defined in the Distribution Agreement.

The descriptions of the Shareholders' Agreement and the Distribution Agreement are qualified by reference to the compelete agreements which will be filed to Valera's Quarterly Report on Form 10-Q at a subsequent date.

The press release announcing the Spepharm venture is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

(d) Exhibit No. 99.1

Press Release dated July 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valera Pharmaceuticals, Inc.

July 21, 2006	By:	/s/ Andrew T. Drechsler

Name: Andrew T. Drechsler
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 20, 2006